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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Georgia-Pacific Corporation of our report dated January 26, 2000 relating to the financial statements, which appears in Fort James Corporation's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 26, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
August 17, 2000